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                                                                    EXHIBIT 99.1

                         CONSENT OF SOLOMON ASSOCIATES


We hereby consent to the use in the 1999 Form 10-K of Conoco Inc., of our name in reference to ranking of the performance of Conoco's European refineries which appear in such 1999 Form 10-K, to be filed on or about March 15, 2000. We also consent to the reference to us as "an independent benchmarking company."


/s/ M. D. HANNAN
President
Solomon Associates, Inc.
March 3, 2000